UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2025

JONES SODA CO.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1522 Western Avenue, Suite 24150, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 9, 2025, through and with the approval of its Audit Committee, Jones Soda Co. (the “Company”) dismissed Berkowitz, Pollack Brant Advisors + CPAs, LLP (“BPB”) as its independent registered public accounting firm. BPB audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023. The reports of BPB on the financial statements of the Company for the fiscal years ended December 31, 2024 and 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2024 and 2023, and through the interim period ended June 30, 2025, and the subsequent interim period through October 9, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and BPB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPB, would have caused BPB to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the interim period ended June 30, 2025, and the subsequent interim period through October 9, 2025, BPB did not advise the Company of any “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company, other than in connection with management’s conclusions in its annual report on Form 10-K for the fiscal year ended December 31, 2024, as well as in its quarterly reports for the fiscal quarters ended March 31, 2025 and June 30, 2025, that the Company’s internal controls over financial reporting were not effective as of the end of the periods covered by that annual report on Form 10-K and those quarterly reports on Form 10-Q, due to the following identified material weaknesses: (i) The Company had key senior accounting personnel transitioned over the course of the year-end process from the end of 2024 through the beginning of 2025, which resulted in adjustments to the year end balances that were required to be made; and (ii) During this transition period, the Company lacked sufficient resources with respect to the number of people employed in its accounting department and the adequacy of their training in relation to its financial reporting requirements.

The Company provided BPB with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that BPB furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from BPB is filed as Exhibit 16.1 hereto.

(b) Engagement of Independent Registered Public Accounting Firm

Additionally on October 9, 2025, through and with the approval of its Audit Committee, the Company appointed Davidson & Company LLP (“Davidson”) as its independent registered public accounting firm. During the Company’s two most recently completed fiscal years and through the date of engagement of Davidson, neither the Company nor anyone on behalf of the Company consulted with Davidson regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed; or (b) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Davidson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (c) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Berkowitz, Pollack Brant Advisors + CPAs, LLP dated October 9, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025	JONES SODA CO.

/s/ Brian Meadows
Brian Meadows
Chief Financial Officer

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